SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 24, 2002

MOUNTAINBANK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-32547	56-2237240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Wren Drive Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (828) 693-7376

Item 5.    Other Events and Regulation FD Disclosure.

On September 24, 2002, Registrant announced that its common stock had been approved for listing on the Nasdaq SmallCap market. Trading of Registrant’s stock on Nasdaq is expected to commence at opening of trading on September 30, 2002 under the symbol “MBFC.” A copy of Registrant’s press release is attached as Exhibit 99.1 to this Report.

On September 25, 2002, Registrant and Cardinal Bankshares Corporation agreed to amend their Agreement and Plan of Reorganization of Merger dated as of June 20, 2002. The purpose of the amendment was (i) to simplify the method of calculating the number and conversion terms of the shares of Registrant’s preferred stock to be issued to Cardinal’s shareholders in their proposed merger, (ii) to establish that dividends must be paid on Registrant’s preferred stock proposed to be issued to Cardinal’s shareholders in the merger at the same proportionate rate as they are paid on Registrant’s currently outstanding Series A preferred stock, and (iii) to extend dates specified in the agreement for the fulfillment of certain conditions. A copy of the amendment is attached as Exhibit 99.2 to this Report.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.    The following exhibits are being filed with this Report:

Exhibit No.	Exhibit Description

99.1	Copy of press release dated September 24, 2002

99.2	Amendment Number 1 to Agreement and Plan of Reorganization and Merger

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOUNTAINBANK FINANCIAL CORPORATION (Registrant)

By:	/s/ GREGORY L. GIBSON
Gregory L. Gibson Chief Financial Officer

Date:  September 27, 2002

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